Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

February 13, 2020

Collegium Pharmaceutical, Inc. 780 Dedham Street, Suite 800 Canton, MA 02021

Re:	Registration of Convertible Senior Notes

Ladies and Gentlemen:

We have acted as counsel to Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company”), in connection with the offering by the Company of an aggregate of up to $143,750,000 principal amount of the Company’s 2.625% Convertible Senior Notes due 2026 (the “Notes”) initially convertible into up to 6,648,927 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Conversion Shares”), pursuant to an effective registration statement on Form S-3 (File No. 333-234329) (as amended or supplemented to date, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the base prospectus, dated November 6, 2019, included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated February 10, 2020 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus, the “Prospectus”). The Notes will be issued pursuant to the Indenture, dated February 13, 2020, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated February 13, 2020, by and between the Company and the Trustee (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”).

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Indenture, the form of Note included in the Supplemental Indenture, the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith.

As to matters of fact relevant to the opinions herein expressed, we have assumed the accuracy and completeness of, and have relied solely upon, the representations of officers or directors of the Company, and upon documents, records and instruments furnished to us by the Company, and upon the information set forth in certificates of public officials, on which certificates we believe we are justified in relying. We have not independently established the facts so relied upon.

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www.pepperlaw.com

Collegium Pharmaceutical, Inc.

February 13, 2020

In rendering this opinion, we also have assumed (i) the due execution and delivery, pursuant to due authorization, and performance of all agreements, instruments, certificates and documents delivered in connection therewith by the parties thereto other than the Company, (ii) the genuineness of the signatures of, and the authority of, persons signing all agreements, instruments, certificates and documents delivered in connection with the issuance of the Notes on behalf of the parties thereto, (iii) the legal capacity and competence of all individuals, (iv) the authenticity and completeness of all records, certificates, instruments and documents submitted to us as originals, (v) the conformity to authentic originals of all records, certificates, instruments and documents submitted to us as certified, conformed, photostatic or facsimile copies thereof, (vi) that each certificate issued by any government official, office or agency concerning a party’s property or status is accurate, complete and authentic and that all official public records are accurate and complete, and (vii) the accuracy and completeness of the corporate records of the Company.

We express no opinion to the extent that, notwithstanding its current reservation of shares of the Common Stock, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company cause the Notes to be convertible into more shares of the Common Stock than the number that then remain authorized but unissued. Further, we have assumed the “conversion price” (as defined in the Notes) will not be adjusted to an amount below the par value per share of the Common Stock.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Our opinion herein is expressed solely with respect to the laws of the Commonwealth of Virginia and, as to the Notes constituting legally valid and binding obligations of the Company, with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Collegium Pharmaceutical, Inc.

February 13, 2020

We express no opinion as to (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); (iv) the enforceability of any provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (v) the enforceability of (a) the waiver of rights or defenses contained in Section 4.3 of the Base Indenture, (b) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy or (c) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

Based upon the foregoing, we are of the opinion that:

A.	The Notes have been duly authorized by all necessary corporate action of the Company, and when the Notes have been duly executed and delivered by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered to the purchasers thereof against payment therefore in accordance with the Registration Statement and the Prospectus, the Notes will be legally valid and binding obligations of the Company, enforceable against the Company and entitled to the benefits of the Indenture; and

B.	The Conversion Shares have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion of the Notes and will be validly issued, fully paid and non-assessable, assuming the issuance of the Conversion Shares upon the conversion of the Notes in accordance with the terms of the Notes and the Indenture.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

Collegium Pharmaceutical, Inc.

February 13, 2020

We hereby consent to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP